UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

Astera Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41979	82-3437062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2345 North First Street,

San Jose, CA 95131

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 766-3806

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On January 20, 2026, Astera Labs, Inc. (the “Company”) announced that Germaine Cota, age 45, has been appointed to the position of Chief Accounting Officer and Vice President of Finance, and will serve as the Company’s principal accounting officer for purposes of the Company’s filings with the SEC, effective January 20, 2026.

Ms. Cota previously served as Senior Vice President, Finance & Accounting, and the principal accounting officer of BILL Holdings, Inc., a financial operations software company, from January 2022 until January 2026; Chief Accounting Officer and Treasurer at 8x8, Inc., a business communications company, from November 2020 until January 2022, and as Vice President, Corporate Controller, from January 2020 until November 2020. Prior to 8x8, Inc., Ms. Cota served as Chief Financial Officer at Mercari, Inc., an e-commerce company, from August 2018 until January 2020, as Assistant Controller at LinkedIn Corporation, a professional social networking company, from May 2017 until August 2018, and held several other financial and accounting roles at LinkedIn between April 2013 and May 2017. Prior to LinkedIn, Ms. Cota spent nearly 10 years in assurance and advisory services at Ernst & Young, LLP. Ms. Cota holds a B.S. degree in Accounting from Santa Clara University and is a Certified Public Accountant in California.

In connection with Ms. Cota’s appointment, the Company entered into an employment offer with Ms. Cota, which includes the following terms: (i) an initial annual base salary of $375,000 per year (the “Base Salary”), (ii) an annual discretionary, performance bonus target of 50% of Ms. Cota’s Base Salary, (iii) a one-time hiring or relocation bonus of $130,000, which is subject to recoupment if Ms. Cota terminates employment or the Company terminates employment for Cause (as defined in the employment offer) within a year, (iv) restricted stock units (the “RSUs”) representing the opportunity to receive an aggregate of $3,500,000 in shares of the Company’s common stock (the “Long-Term RSU Award”); and (v) RSUs representing the opportunity to receive an aggregate of $500,000 in shares of the Company’s common stock (the “Supplemental RSU Award”). The Long-Term RSU Award will vest as to one-fourth of the shares on the first anniversary of the vesting commencement date, with the remainder vesting ratably on a quarterly basis over the subsequent three years, so long as Ms. Cota remains employed by the Company through such vesting date, among other benefits. The Supplemental RSU Award will vest on the first anniversary of the applicable vesting commencement date, so long as Ms. Cota remains employed by the Company through such vesting date.

There is no arrangement or understanding between Ms. Cota and any other people pursuant to which Ms. Cota was selected as the Company’s principal accounting officer. Ms. Cota has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2026	Astera Labs, Inc.

	By:	/s/ Philip Mazzara
Name: Philip Mazzara
Title: General Counsel and Secretary